Exhibit 99.4

POSTER P2889

Efficacy of combination fluticasone furoate/vilanterol (FF/VI) and salmeterol/fluticasone propionate (SFC) over 12 weeks in patients with COPD

Agusti A(1), De Backer W(2), de Teresa L(3), Zvarich M(4), Locantore N(4), Barnes N(5), Bourbeau J(6), Crim C(4)

(1)Thorax Institute, Hospital Clinic, IDIBAPS, University of Barcelona, and CIBER Enfermedades Respiratorias (CIBERES), FISIB, Mallorca, Spain; (2)University of Antwerp, Antwerp, Belgium; (3)Clinica Mediterranea de Neurociencias, Alicante, Spain; (4)GlaxoSmithKline, Research Triangle Park, NC, USA; (5)Respiratory Medicine, Barts and The London NHS Trust, London, UK; (6)McGill University, Montreal, Quebec, Canada

INTRODUCTION

•             Currently available inhaled corticosteroid (ICS)/long-acting beta2 agonist (LABA) combinations require twice-daily dosing.

•             Fluticasone furoate/vilanterol (FF/VI) is a new once-daily ICS/LABA.

•             This is the first study to compare FF/VI with an established twice-daily ICS/LABA, fluticasone propionate (FP) and salmeterol (SAL) combination (SFC) in COPD.

OBJECTIVES

•             To compare the efficacy and safety profiles of once-daily FF/VI and twice-daily SFC in patients with moderate-to-severe COPD.

METHODS

•             Randomised, multi-centre, double-blind, double-dummy, parallel-group, comparative efficacy study.

•             Patients: >40 years of age with a clinical history compatible with COPD; diagnostic confirmation by post-bronchodilator FEV1/FVC ratio of <0.70; FEV1 <70% predicted; smoking history of >10 pack-years; moderate and/or severe COPD exacerbation within the last 3 years.

•             A sample size of 212 patients per group provided 90% power to detect a 60 mL difference between FF/VI and SFC in 24 h weighted mean (wm) FEV1 on Day 85 (primary endpoint)

•             median time-to-onset, defined as 100 mL FEV1 improvement over baseline on Day 1 and change from baseline in trough (pre-dose) FEV1 on Day 85 were secondary endpoints

•             the COPD-specific St George’s Respiratory Questionnaire (SGRQ Total) score and rescue-free 24 h periods were other endpoints.

•             Following a 2-week single blind placebo run-in, patients were randomised in a 1:1 ratio to receive the following study medication for 12 weeks

•             FF/VI 100/25mcg once daily in the morning via novel dry powder inhaler (nDPI) plus placebo twice daily (AM/PM) via DISKUSTM/ACCUHALERTM

•             SFC 50/500mcg twice daily (morning/evening) via DISKUSTM/ACCUHALERTM plus placebo once daily in the evening via nDPI.

•             Salbutamol was supplied to patients for symptomatic relief during run-in and treatment periods.

RESULTS

Study population and demographics

•             Baseline characteristics of study participants are outlined in Table 1.

•             Of 528 patients randomised (intent-to-treat [ITT] population), 489 completed the study.

•             Withdrawal rates were higher for FF/VI (9%) than for SFC (6%)

•             most frequent reasons were protocol deviations (FF/VI 3%, SFC 2%) and adverse events (AEs; FF/VI 2%, SFC 1%).

Table 1. Patient demographics and baseline characteristics (ITT population)

	FF/VI 100/25mcg OD	SFC 50/500mcg BD
	N=266	N=262
Demographics
Age, years	63.0 (8.10)	62.9 (9.07)
Male, n (%)	212 (80)	221 (84)
Race, n (%)
White	218 (82)	208 (79)
Asian	48 (18)	53 (20)
BMI, kg/m(2)	26.2 (5.67)	25.6 (4.94)
Baseline lung function
Post-BD FEV1, L	1.28 (0.427)	1.30 (0.447)
Percent predicted FEV1, %	43 (11.9)	43 (12.4)

Values are mean (SD) unless otherwise stated; OD=once daily; BD=twice daily

Efficacy

•             There was a non-significant trend favouring FF/VI (130mL) vs. SFC (108mL) for weighted mean FEV1 after 12 weeks (Δ22mL [95% CI: –18, 63], p=0.282); the 24 h time course is illustrated in Fig. 1.

•             Median time to 100mL improvement from baseline was 16 min for FF/VI and 28 min for SFC (p=0.280).

•             Mean change from baseline in trough FEV1 on Day 85 was 111mL for FF/VI and 88mL for SFC (Δ23mL [95% CI: –20, 66], p=0.294).

•             A clinically meaningful improvement in SGRQ Total score was seen with FF/VI, but did not differ significantly from SFC (mean change –4.31 vs. –2.96, p=0.215).

•             Rescue-free 24 h periods were similar during Week 1 (FF/VI 61.6%, SFC 58.5%) and across Weeks 1–12 (FF/VI 62.5%, SFC 59.8%).

Figure 1. 0–24h LS mean change from baseline (mL) on day 84 (ITT population)

FEV1 measurements were collected at 5, 15, 30 and 60 min, and 2, 4, 6, 8, 12, 13, 14, 16, 20 and 24 h on Day 84; LS=least squares

Safety

•             On-treatment AEs are summarised in Table 2.

•             On-treatment AEs, treatment-related AEs and serious AEs (SAEs) were similar for FF/VI and SFC

•               no SAEs were considered treatment related by the investigator

•             there were no fatal on-treatment AEs; one fatal event during the post-treatment period (congestive heart failure) was not considered treatment related.

•             Cardiovascular AEs were more frequent in the FF/VI group; local steroid effects were more frequent in the SFC group.

Table 2. Summary of on-treatment AEs by treatment group (ITT population)

	FF/VI 100/25mcg OD	SFC 50/500mcg BD
n (%)	N=266	N=262
On-treatment AEs (>5%)
Any AE	73 (27)	68 (26)
Headache	20 (8)	18 (7)
Nasopharyngitis	8 (3)	12 (5)

•             Exacerbation frequency: FF/VI 2%, SFC 3%; all exacerbations resolved during the study period.

•             There were few reports of pneumonia in both treatment groups (FF/VI: 1 patient, SFC: 2 patients).

•             There were no apparent treatment-related changes in clinical laboratory parameters, ECGs or vital signs.

CONCLUSION

•             Once-daily FF/VI and twice-daily SFC improved lung function and health status similarly in patients with moderate-to-severe COPD without substantial safety concerns.

ACKNOWLEDGEMENTS

•             The presenting author, J Bourbeau, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: participation on medical advisory boards, continuing health education activities and/or clinical research trials for AstraZeneca, Boehringer Ingelheim, GlaxoSmithKline, Grifols, Merck, Novartis, Pfizer and Takeda.

•             This study was funded by GlaxoSmithKline; GSK Study Code HZC113107, Clinicaltrials.gov NCT01342913.

•             Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Tom Gallagher at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society Annual Congress 2012 Vienna, Austria, 1–5 September, 2012